UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2017

ELEVEN BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☒

Item 1.01    Entry into a Material Definitive Agreement.
On November 1, 2017, Eleven Biotherapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“HCW”), relating to the sale of 5,525,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), pre-funded warrants to purchase an aggregate of 4,475,000 shares of Common Stock and common warrants to purchase up to an aggregate of 10,000,000 shares of Common Stock (the “Offering”). Each share of common stock or pre-funded warrant, as applicable, was sold together with a common warrant to purchase one share of common stock at a combined effective price to the public of $0.80 per share and accompanying common warrant.
The Company and HCW completed the Offering on November 3, 2017, resulting in approximately $7.0 million of net proceeds to the Company after deducting the underwriter’s discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to continue to fund the clinical development of its lead product candidate Vicinium and for general corporate purposes, which may include capital expenditures and funding its working capital needs.
The common warrants are exercisable immediately at an exercise price of $0.80 per share and will expire five years from the date of issuance. The pre-funded warrants are exercisable immediately at an exercise price of $0.01 per share and may be exercised until they are exercised in full. The shares of common stock or pre-funded warrants, as applicable, and the accompanying common warrants could only be purchased together in this offering but were issued separately.
The Company has granted HCW a 30-day option, ending December 1, 2017, to purchase up to 1,500,000 additional shares of Common Stock at a purchase price of $0.79 per share and/or common warrants to purchase up to an aggregate of 1,500,000 shares of Common Stock at a purchase price of $0.01 per common warrant with an exercise price of $0.80 per share to cover over-allotments, if any, less the underwriting discounts and commissions.
HCW acted as sole book-running manager for the offering, which was a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (Registration No. 333-220809) which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 1, 2017. The Offering was made only by means of a prospectus forming a part of the effective registration statement. We paid HCW a commission equal to 7.0% of the gross proceeds of the offering and other expenses.

The Underwriting Agreement contains customary representations, warranties, and agreements by us, and customary conditions to closing, indemnification obligations of the Company and the underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.
The foregoing descriptions of the Underwriting Agreement, the pre-funded warrants and common warrants are not complete and are qualified in its entirety by reference to the full text of the Underwriting Agreement and the forms of pre-funded warrant and form of common warrant, copies of which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.
Item 8.01    Other Events.
On November 1, 2017, the Company issued a press release announcing the pricing of the Offering. On November 3, 2017, the Company issued a press release announcing the closing of the Offering. A copy of each press release is filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.
The exhibits filed as part of this Current Report on Form 8-K is set forth on the Exhibit Index, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement, dated as of November 1, 2017, by and between Eleven Biotherapeutics, Inc. and H.C. Wainwright & Co., LLC.

4.1	Form of Pre-funded Warrant.

4.2	Form of Common Warrant.

99.1	Press release of Eleven Biotherapeutics, Inc., dated November 1, 2017.

99.2	Press release of Eleven Biotherapeutics, Inc., dated November 3, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 3, 2017

Eleven Biotherapeutics, Inc.

By:	/s/ Stephen A. Hurly
Stephen A. Hurly
President and Chief Executive Officer